UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 2, 2012 (February 1, 2012)

Tredegar Corporation
(Exact name of Registrant as specified in charter)

Virginia	1-10258	54-1497771
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1100 Boulders Parkway, Richmond, Virginia	23225
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(804) 330-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 1, 2012, Tredegar Corporation (“Tredegar”) announced that its Bonnell Aluminum subsidiary will close its plant in Kentland, Indiana.  The plant is scheduled to close by September 30, 2012.  Tredegar has concluded that this project will result in severance charges arising from the termination of employees and the acceleration of depreciation for fixed assets under generally accepted accounting principles.  Estimated charges related to the exit and disposal activities are expected to total approximately $8 million, which include approximately $4 million in cash expenditures that Tredegar expects to make over the next 18 months.

On February 1, 2012, Tredegar issued a press release announcing the closing of the Kentland facility.  A copy of the release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.  The release provides additional details regarding the expected charges associated with the plant shutdown.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated February 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2012

TREDEGAR CORPORATION

	By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 1, 2012.